EXHIBIT 10.8
United Community Financial Corp.
AMENDED AND RESTATED
1999 LONG-TERM INCENTIVE PLAN
10.8-A

United Community Financial Corp.
AMENDED AND RESTATED
1999 LONG-TERM INCENTIVE PLAN
INDEX

SECTION	DESCRIPTION

1	Purpose of the Plan

2	Definitions

3	Types of Awards Covered

4	Administration

5	Eligibility

6	Shares of Stock Subject to the Plan

7	Stock Options

8	Stock Appreciation Rights

9	Restricted Stock

10	Performance Awards

11	Other Stock-Based Incentive Awards

12	Exercise of Options

13	Rights in Event of Death, Disability or Retirement

14	Award Agreements

15	Tax Withholding

16	Change of Control

17	Dilution or Other Adjustment

18	Transferability

19	Amendment, Termination or Modification

20	General Provisions

21	Plan Effective Date

22	Plan Termination

23	Governing Law
10.8-B

United Community Financial Corp.
AMENDED AND RESTATED
1999 LONG-TERM INCENTIVE PLAN
SECTION 1
Purpose of the Plan
1.1	The purpose of the United Community Financial Corp. Amended and Restated 1999 Long-Term Incentive Plan is to attract and retain qualified directors, directors emeritus and employees and to strengthen the mutuality of interests between such directors, directors emeritus and employees and the Corporation’s shareholders by providing directors, directors emeritus and employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Corporation.
1.2	The Plan was adopted by the Board on May 20, 1999, and was approved by the shareholders of the Corporation on July 12. 1999. The Plan is hereby amended and restated effective as of October 20, 2008, for compliance with Section 409A of the Code and to make other administrative clarifications.
SECTION 2
Definitions
2.1	Unless the context indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:
a)	“Award” means a grant or award under this Plan in the form of an Option, an SAR, Restricted Shares, a Performance Award or any other stock-based incentive award.

b)	“Board” means the Board of Directors of the Corporation.

c)	“Change of Control” means an event defined in Section 16 of this Plan.

d)	“Code” means the Internal Revenue Code of 1986, as amended, and related Treasury Regulations.

e)	“Committee” means any Committee comprised of three or more Outside Directors designated by the Board to administer the Plan in accordance with Section 4 of this Plan.

f)	“Common Shares” means the common shares, without par value, of the Corporation.

g)	“Corporation” means United Community Financial Corp.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
h)	“Deferred Shares” means an award made pursuant to Section 11 of this Plan of the right to receive Common Shares in lieu of cash thereof at the end of a specified time period.

i)	“Director” means any member of the Board of Directors of the Corporation or the Board of Directors of a Subsidiary.

j)	“Director Emeritus” means any director emeritus of the Corporation or a Subsidiary.

k)	“Disability” means (i) with respect to any Award that is subject to Section 409A of the Code, the Grantee is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Grantee’s employer, or (C) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and (ii) with respect to any other Awards, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

l)	“Effective Date” means the date defined in Section 21.1 of this Plan.

m)	“Employee” means any full-time employee of the Corporation or any of its Subsidiaries (including Directors or Directors Emeritus who are employed on a full-time basis by the Corporation or any of its Subsidiaries).

n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

o)	“Fair Market Value” of a Common Share on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices of a Common Share on such date (or, if there was no trading or quotation in the Common Shares on such date, on the next preceding date on which there was trading or quotation) if the Common Shares are listed on a national securities exchange or quoted on an interdealer quotation system. If the Common Shares are not listed on a national securities exchange or quoted on an interdealer quotation system, the Fair Market Value of a Common Share shall be determined: (i) with respect to an ISO, within the meaning of Section 422 of the Code; (ii) with respect to any Award that is subject to Section 409A of the Code or any NQSO or SAR, by the reasonable application of a reasonable valuation method within the meaning of Treasury Regulation §1.409A-1(b)(5)(iv)(B); and (iii) with respect to any other Award, by the Committee in good faith based upon the best available facts and circumstances at the time.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
p)	“Grantee” means a person granted an Award under this Plan.

q)	“Immediate Family” means, with respect to a given Grantee, that Grantee’s spouse, children or grandchildren (including adopted children or grandchildren).

r)	“ISO” means an Award that is intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

s)	“Non-Employee Director” means a Director or Director Emeritus of the Corporation or a Subsidiary who is not an Employee.

t)	“NQSO” means an Award that is not intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

u)	“Options” refers collectively to NQSOs and ISOs issued under this Plan.

v)	“OTS” means the Office of Thrift Supervision, Department of the Treasury.

w)	“Outside Director” means a non-employee Director or Director Emeritus within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto, who is also an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder.

x)	“Performance Award” means an Award under the Plan, payable in cash, Common Shares, other securities or other awards which confers on the holder thereof the right to receive payments upon the achievement of certain performance goals during the performance periods established by the Committee.

y)	“Permitted Transferee” means any individual or entity as defined in Section 18.2 of this Plan.

z)	“Plan” means this Amended and Restated 1999 Long-Term Incentive Plan as set forth herein and as amended from time to time.

aa)	“Restricted Shares” means an Award of Common Shares subject to restrictions on transfer and/or any other restrictions on incidents of ownership as the Committee may determine.

bb)	“Retirement” means the retirement of a Grantee between ages 60 and 64 with 15 or more years of service to the Corporation or a Subsidiary, or the retirement of a Grantee at or after age 65.

cc)	“Rules” means Rule 16(b)(3) and any successor provisions promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

dd)	“SAR” means an Award constituting the right to receive, upon surrender of the right, but without payment, an amount payable in cash.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
ee)	“Subsidiary or Subsidiaries” means (i) with respect to an ISO, a “subsidiary corporation” as defined in Section 424(f) of the Code or a “parent corporation” as defined in Section 424(e) of the Code; (ii) with respect to a NQSO, SAR or any Award that is subject to Section 409A of the Code, any person with whom the Corporation would be considered a single employer under Section 414(b) or (c) of the Code; and (iii) with respect to any other Award, any entity or entities in which the Corporation owns a majority of the voting power.

ff)	“Ten Percent Shareholder” means any Employee who, at the time an ISO is granted, owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary, within the meaning of Section 422 of the Code.

gg)	“Terminated for Cause” means any removal of a Director or discharge of an Employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses) or a material violation of a final cease-and-desist order or for any other action of a Director or Employee which results in a substantial financial loss to the Corporation or a Subsidiary.
SECTION 3
Types of Awards Covered
3.1	Awards granted under this Plan may be:
a)	Options which may be designated as:

(i)	NQSOs; or

(ii)	ISOs;

b)	SARs;

c)	Restricted Shares;

d)	Performance Awards; or

e)	other forms of stock-based incentive awards.
SECTION 4
Administration
4.1	This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. Subject to the provisions of this Plan and applicable law, the Committee shall have full discretion and the exclusive power:
a)	to select the Employees, Directors and Directors Emeritus who will participate in the Plan and to make Awards to such Employees, Directors and Directors Emeritus;

b)	to determine the times at which Awards shall be granted and any terms and conditions with respect to Awards as shall not be inconsistent with the provisions of this Plan; and

c)	to resolve all questions relating to the administration of this Plan and applicable law.
4.2	The interpretation of, and application by, the Committee of any provision of this Plan shall be final and conclusive. The Committee, in its sole discretion, may establish rules and guidelines relating to this Plan as it may deem appropriate.
4.3	A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action in writing by all members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.
4.4	The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any retained counsel or consultant and any computation received from any retained consultant or agent. The Committee shall keep minutes of its actions under this Plan.
4.5	No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Awards. If a member of the Board or of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by such member in such capacity under or with respect to this Plan, the Corporation shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding if such member acted in good faith and in a manner such member reasonably believed to be in or not opposed to the best interests of the Corporation and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe such member’s conduct was unlawful.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
SECTION 5
Eligibility
5.1	The individuals who shall be eligible to participate in this Plan shall be Directors, Directors Emeritus, officers, management, and such other key Employees of the Corporation and the Subsidiaries as the Committee may from time to time determine.
SECTION 6
Shares of Stock Subject to the Plan
6.1	Awards may be granted with respect to the Common Shares.
6.2	Shares delivered upon exercise of an Award, at the election of the Board, may be Common Shares that are authorized but previously unissued, or Common Shares reacquired by the Corporation, or both.
6.3	The maximum number of Common Shares that may be issued pursuant to Awards granted under this Plan, subject to adjustment as provided in Section 17 of this Plan, shall be 3,471,562 Common Shares, all of which may be granted as ISOs. For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitation the number of Common Shares subject to issuance upon exercise of Awards as of the dates on which such Awards are granted. If any Awards are forfeited, terminated or exchanged for other Awards, or expire unexercised, the Common Shares which were theretofore subject to such Awards shall again be available for Awards under this Plan to the extent of such forfeiture, termination or expiration of such Awards.
6.4	Notwithstanding any other provision of this Plan to the contrary, subject to adjustment as provided in Section 17 of this Plan, the maximum number of Common Shares that may be issued to any individual during the term of this Plan pursuant to Options granted under this Plan shall be 25% of the number of Common Shares that may be issued pursuant to this Plan.
6.5	Any Common Shares subject to an Award which, for any reason, expires or is terminated unexercised, shall again be available for the grant of other Awards under this Plan; provided, however, that forfeited shares or other securities shall not be available for further Awards if the Grantee has realized any benefits of ownership from such shares.
SECTION 7
Stock Options
7.1	The Committee may grant Options, as follows, which shall be evidenced by a stock option agreement and may be designated as NQSOs or ISOs:
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
     a) NQSOs
(i)	A NQSO is a right to purchase a specified number of Common Shares during a period determined by the Committee, not to exceed ten years, at a price determined by the Committee that is not less than the Fair Market Value of the Common Shares on the date the Option is granted.

(ii)	The exercise price of the NQSO may be paid in cash. At the discretion of the Committee, the exercise price may also be paid by the tender of Common Shares to the Corporation or through a combination of Common Shares and cash or through such other means as the Committee determines are consistent with the purpose of this Plan and applicable law. No fractional Common Shares will be issued or accepted by the Corporation.

(iii)	No NQSO may be exercised more than ten years after the date the NQSO is granted.

(iv)	The Committee may permit the person exercising the NQSO, either on a selective or an aggregate basis, to simultaneously exercise the NQSO and sell the Common Shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the exercise price of the NQSO.
     (b) ISOs
(i)	No ISO may be granted under this Plan to a Non-Employee Director.

(ii)	To the extent the aggregate Fair Market Value (determined at the time of the grant of the Award) of the number of Common Shares with respect to which ISOs are exercisable under all plans of the Corporation or a Subsidiary for the first time by a Grantee during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such ISOs shall be treated as NQSOs to the extent of such excess.

(iii)	No ISO may be exercisable more than:
A)	ten years after the date the ISO is granted in the case of a Grantee who is not a Ten Percent Shareholder on the date the ISO is granted; and

B)	five years after the date the ISO is granted in the case of a Grantee who is a Ten Percent Shareholder on the date the ISO is granted.
(iv)	The exercise price of any ISO shall be determined by the Committee and shall not be less than:
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
A)	the Fair Market Value of the Common Shares subject to the ISO on the date of grant in the case of a Grantee who is not a Ten Percent Shareholder on the date the ISO is granted; and

B)	110 percent of the Fair Market Value of the Common Shares subject to the ISO on the date of grant in the case of a Grantee who is a Ten Percent Shareholder on the date the ISO is granted.
(v)	The Committee may provide that the exercise price under an ISO may be paid by one or more of the methods available for paying the exercise price of an NQSO under Sections 7.1(a)(ii) and (iv) of this Plan.
SECTION 8
Stock Appreciation Rights
8.1	The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a Common Share on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Committee and shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted. SARs may be granted in tandem with an Option in which event the Grantee has the right to elect to exercise either the SAR or the Option. Upon the election to exercise one of these Awards, the other Award is subsequently terminated. Notwithstanding anything in the Plan to the contrary, a tandem SAR may not be exercised with respect to an ISO if the Fair Market Value of the ISO is less than the exercise price of the ISO. An SAR may also be granted as an independent Award.
8.2	In the case of an SAR granted in tandem with an ISO to an Employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a Common Share on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110 percent of the Fair Market Value of a Common Share on the date the SAR is granted.
8.3	The exercise price and exercise period of a SAR shall be established by the Committee at the time the SAR is granted.
SECTION 9
Restricted Stock
9.1	Restricted Shares are Common Shares that are issued to a Grantee at a price determined by the Committee, which price may be zero, and are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
9.2	The Committee shall specify in the restricted share award agreement the terms upon which Restricted Shares shall vest; provided, however that the Grantee continues to be employed by the Corporation on the vesting date.
9.3	The Committee may, in its discretion, provide for accelerated vesting of Restricted Shares upon the achievement of specified performance goals to be determined by the Committee.
9.4	A Grantee may make an election under Section 83(b) of the Code.
SECTION 10
Performance Awards
10.1	A Performance Award granted under this Plan:
a)	may be denominated or payable in cash, Common Shares, Restricted Shares, other securities or other Awards; and

b)	shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.
10.2	Subject to the terms of this Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
SECTION 11
Other Stock-Based Incentive Awards
11.1	The Committee may from time to time grant Awards under this Plan that provide a Grantee the right to purchase Common Shares or units that are valued by reference to the Fair Market Value of the Common Shares (including, but not limited to, phantom securities or dividend equivalents) or to receive Deferred Shares. Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change of Control); provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.
SECTION 12
Exercise of Options
12.1	The Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine subject to applicable law and the other requirements of this Plan.
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
12.2	Except in the event of the death, Disability or Retirement of a Grantee, upon the resignation or removal from the board of directors of any Grantee who is a Director or upon the termination of employment of a Grantee who is not a Director, any Option which has not yet become exercisable shall thereupon terminate and be of no further force or effect, and, unless the Committee shall specifically state otherwise at the time an Option is granted, any Option which has become exercisable shall terminate if it is not exercised within three months of such resignation, removal or termination of employment or directorship.
12.3	Unless the Committee shall specifically state otherwise at the time an Option is granted, in the event the employment or the directorship of a Grantee is Terminated for Cause, any Option that has not been exercised shall thereupon terminate and be of no further force or effect.
12.4	An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Corporation at its principal office, specifying the portion of the Option being exercised and accompanied by payment of the exercise price and otherwise in accordance with the stock option award agreement pursuant to which the Option was granted.
SECTION 13
Rights in Event of Death, Disability or Retirement
13.1	If a Grantee dies, becomes subject to a Disability or enters Retirement prior to termination of his or her right to exercise an Option in accordance with the provisions of his or her stock option award agreement without having totally exercised the Option, the stock option award agreement may provide that the Option shall become exercisable in full on the date of the Grantee’s death, Disability or Retirement, (i) in the event of the Grantee’s death, by the Grantee’s estate or by the person who acquired the right to exercise the Option by bequest or inheritance (ii) in the event of the Grantee’s Disability, by the Grantee or his or her personal representative or (iii) in the event of a Grantee’s Retirement, by the Grantee.
13.2	In the event of the Grantee’s death, Disability or Retirement the Option, if it has become exercisable in full, shall not be exercisable after the date of its expiration or more than twelve months from the date of the Grantee’s death, Disability or Retirement, whichever first occurs.
13.3	The date of Disability of a Grantee shall be determined (a) with respect to Awards that are subject to Section 409A of the Code, in accordance with the requirements of Section 409A of the Code, and (b) with respect to all other Awards, by the Committee.
13.4	Regardless of any other provision of the Plan or any Award agreement:
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
a)	Subject to Section 13.4(b), if a Grantee becomes entitled to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code upon the Grantee’s termination, the payment exercise or settlement of such Award will not be made or permitted before the Grantee incurs a “separation from service” as defined in Treasury Regulation §1.409A-1(h) from the Corporation and all Subsidiaries (a “Separation from Service”).

b)	If a Grantee is a specified employee (within the meaning of Treasury Regulation §1.409A-1(i) and as determined under the Corporation’s policy for determining specified employees) and becomes entitled to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code upon the Grantee’s Separation from Service (as defined above), such payment, exercise or settlement of such an Award shall not be made until the first business day of the seventh month following the Grantee’s Separation from Service or, if earlier, the Grantee’s death.
SECTION 14
Award Agreements
14.1	Each Award granted under this Plan shall be evidenced by an award agreement, as the Committee may deem appropriate, between the Grantee to whom the Award is granted and the Corporation, setting forth the number of Common Shares, SARs, or units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with this Plan.
14.2	The award agreement for an Option shall also be referred to as a stock option award agreement.
SECTION 15
Tax Withholding
15.1	The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Corporation to withhold federal income taxes or other taxes with respect to any Award made under this Plan. Such rules and procedures may provide:
a)	in the case of Awards paid in Common Shares, the Corporation may withhold Common Shares otherwise issuable upon exercise or settlement of such Award in order to satisfy withholding obligations, unless otherwise instructed by the Grantee or unless the Committee determines otherwise at the time of Grant; and

b)	in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount at the time payable and paying the net amount in cash to the Grantee; provided that the requirements of the Rules, to
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
the extent applicable, must be satisfied with regard to any withholding pursuant to clause (a).
SECTION 16
Change of Control
16.1	For the purpose of this Plan, a “Change of Control” of the Corporation means a change of control of a nature that:
(i)	would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)	results in a Change of Control of the Corporation within the meaning of the Home Owners’ Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the OTS, as in effect on the Effective Date (provided, that in applying the definition of change of control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or

(iii)	without limitation, such a Change of Control shall be deemed to have occurred at such time as;
(a)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the Corporation’s outstanding securities ordinarily having the right to vote at the election of directors;

(b)	individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least 75% of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation’s shareholders was approved by the same Nominating Committee serving under an Incumbent Board shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Corporation or similar transaction occurs in which the Corporation is not the resulting entity or;

(d)	the approval by shareholders of a proxy statement proposal soliciting proxies from shareholders of the Corporation, by someone other than the
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
current management of the Corporation; seeking shareholder approval of a plan of reorganization, merger or consolidation of the Corporation or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Corporation; or
(e)	a tender offer is made and completed for 20% or more of the voting securities of the Corporation.
16.2	In the event of a Change of Control affecting the Corporation, then, notwithstanding any provision of this Plan or of any provisions of any Award agreements entered into between the Corporation and any Grantee to the contrary, all Awards that have not expired and which are then held by any Grantee (or the person or persons to whom any deceased Grantee’s rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards; provided, however, that in the event that any exercise or receipt of an Award in connection with a Change of Control alone, or in the aggregate with other payments to a Grantee, would result in the imposition of a penalty tax pursuant to Section 280G of the Code, such exercise or receipt would remain subject to any vesting schedule set forth in the Award agreement. Notwithstanding the foregoing, any Awards that are subject to Section 409A of the Code and become vested pursuant to this Section 16.2 shall not be paid or settled unless the Change of Control constitutes a “change in control event” for purposes of Section 409A of the Code and Treasury Regulation §1.409A-3(i)(5).
SECTION 17
Dilution or Other Adjustment
17.1	If the Corporation is a party to any merger or consolidation, or undergoes any merger, consolidation, separation, reorganization, liquidation or the like, the Committee shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder; provided that such substitution or assumption complies with Section 409A of the Code, to the extent applicable.
17.2	In the event of any change in capitalization affecting the Common Shares, such as a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, including a distribution (other than normal cash dividends) of Corporation assets to shareholders, the Committee shall conclusively determine the appropriate adjustment in the terms of outstanding Awards, including the option prices of outstanding Options, and the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and the aggregate
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
number of shares with respect to which Awards may be granted. Notwithstanding the foregoing, an adjustment pursuant to this Section 17.2 shall be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.
17.3	The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business; any merger, acquisition or consolidation of the Corporation; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof; the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Award outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.
SECTION 18
Transferability
18.1	Except as set forth in Section 18.2 of this Plan, no Award shall be sold, pledged, assigned, transferred, or encumbered by a Grantee other than by will or by the laws of descent and distribution.
18.2	Only an NQSO may be pledged, assigned, or transferred by a Grantee to another individual provided that the NQSO is pledged, assigned, or transferred without consideration by a Grantee, subject to such rules as the Committee may adopt, to (i) a member of the Grantee’s Immediate Family, (ii) a trust solely for the benefit of the Grantee and his or her Immediate Family or (iii) a partnership or limited liability company whose only partners or members are the Grantee and his or her Immediate Family (hereinafter referred to as the Permitted Transferee); provided that the Committee is notified in advance in writing of the terms and conditions of any proposed pledge, assignment or transfer and the Committee determines that such pledge, assignment or transfer complies with the requirements of this Plan and the applicable Award agreement.
18.3	Any pledge, assignment or transfer of an Award that does not comply with the provisions of this Plan and the applicable Award agreement shall be void and unenforceable against the Corporation.
18.4	All terms and conditions of a pledged, assigned or transferred Award shall apply to the beneficiary, executor, administrator, and Permitted Transferee, whether one or more, of the Grantee (including the beneficiary, executor and administrator of a permitted transferee), including the right to amend the applicable Award agreement; provided
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United Community Financial Corp.
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     that the Permitted Transferee shall not pledge, assign or transfer an Award other than by will or by the laws of descent and distribution.
SECTION 19
Amendment, Termination or Modification
19.1	Without further approval of the shareholders of the Corporation, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (i) increase the aggregate number of Common Shares that may be issued under this Plan, except for adjustments pursuant to Section 17 of this Plan, (ii) materially modify the requirements as to eligibility for participation in this Plan, or (iii) materially increase the benefits accruing under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.
19.2	The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option which the Board believes to be in the best interests of the Corporation; provided, however, that no such modification, extension or renewal shall confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time and shall not materially decrease the holder’s benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under this Plan. Notwithstanding the foregoing, any modification, extension or renewal under this Section 19.2 shall comply with the requirements of Section 409A of the Code, to the extent applicable.
SECTION 20
General Provisions
20.1	No Awards may be exercised by a Grantee if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Corporation, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
20.2	No Awards may be granted to an Employee while he or she is on a bona fide leave of absence. Notwithstanding the foregoing:
(a) With respect to ISOs, a bona fide leave of absence shall be treated in accordance with Treasury Regulation §1.421-1(h)(2).
(b) With respect to any Award that is subject to Section 409A of the Code, a bona fide leave of absence shall be treated in accordance with Treasury Regulation §1.409A-1(h)(1).
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United Community Financial Corp.
Amended and Restated 1999 Long-Term Incentive Plan
(c) With respect to any other Award, a bona fide leave of absence approved by a duly constituted officer of the Corporation shall not be considered interruption or termination of service of any Grantee for any purposes of this Plan or Awards granted thereunder.
20.3	No Grantee shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.
20.4	Nothing contained in this Plan or in an Award agreement granted thereunder shall confer upon any Grantee any right to (i) continue in the employ of the Corporation or any of its Subsidiaries or continue serving on the Board or the Board of Directors of a Subsidiary or (ii) interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the Grantee’s employment at any time or service on the Board.
20.5	Any Award agreement may provide that shares issued upon exercise of any Awards may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.
20.6	It is intended that the Awards granted under the Plan comply with, or be exempt from, Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or a guarantee of any particular tax treatment to a Grantee, and none of the Corporation, its Subsidiaries, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.
SECTION 21
Plan Effective Date
21.1	This Plan became effective on the date of its adoption by the Board subject to approval of this Plan by the shareholders of the Corporation within twelve (12) months after the date of this Plan’s adoption by the Board (the “Effective Date”).
SECTION 22
Plan Termination
22.1	No Award may be granted under this Plan on or after the date which is ten years following the Effective Date specified in Section 21, but Awards previously granted may be exercised in accordance with their terms.
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United Community Financial Corp.
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SECTION 23
Governing Law
23.1	This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent federal law shall be deemed applicable.
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